SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 4, 2007

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, MN	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	612-330-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported in our Current Report on Form 8-K filed on June 20, 2007, a settlement in principle was reached between Xcel Energy and representatives of the United States government on June 19, 2007 concerning a tax dispute related to corporate-owned life insurance (COLI) policies purchased on the lives of Public Service Company of Colorado (PSCo) employees.  PSCo is a wholly owned subsidiary of Xcel Energy.  PSR Investments, Inc. (PSRI), a wholly owned subsidiary of PSCo, owned and managed these COLI life insurance policies.

The terms of the settlement have been previously reported, most recently in our Form 10-Q for the quarter ended September 30, 2007.  The settlement has been implemented and the policies have been surrendered.

As a result of the settlement in principle, which required the surrender of the COLI policies, Xcel Energy classified all amounts related to PSRI as discontinued operations for all periods presented in our Forms 10-Q for the periods ended June 30, 2007 and September 30, 2007.  On August 8, 2007, Xcel Energy filed a Current Report on Form 8-K to update historical information included in our Annual Report on Form 10-K for the year ended December 31, 2006 to present PSRI as a discontinued operation.  The updated information included selected financial data, management’s discussion and analysis of financial condition and results of operations and financial statements for the years ended December 31, 2004, 2005 and 2006.  The new presentation had no effect on Xcel Energy’s reported net income for any annual reporting period.

During the course of a routine review of our periodic reports, including our Forms 10-Q for the quarters ended June 30, 2007 and September 30, 2007, the staff of the Securities and Exchange Commission questioned the appropriateness of the treatment of PSRI as discontinued operations under SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”.  Xcel Energy decided on December 4, 2007 to reclassify PSRI operations, including the impact of the IRS settlement, as part of continuing operations for financial reporting purposes.  Therefore, the Company has concluded that its consolidated financial statements filed on Form 8-K on August 8, 2007, along with the accompanying report of independent registered public accounting firm upon such statements, and the Company’s quarterly reports for the period ended June 30, 2007 and September 30, 2007 should no longer be relied upon.  It is expected, however, the restatement will have no impact on reported net income for the periods up to and inclusive of March 31, 2007 and only an immaterial (less than $0.02 per share) adverse impact on reported net income for the quarter ended June 30, 2007 and an immaterial (less than $0.01 per share) positive impact on reported net income for the quarters ended September 30, 2007 and December 31, 2007.  As a result, we plan to file amendments to our Form 10-Q’s for the quarters ended June 30, 2007 and September 30, 2007, as well as our Form 8-K filed on August 8, 2007 to reflect this restatement.  The restatement will not have an adverse impact on anticipated year-end 2007 financial results or our previously disclosed 2008 earnings guidance.  It is anticipated that such restatement will be completed in December 2007.

The Chief Financial Officer and the Principal Accounting Officer discussed with Xcel Energy’s registered independent accounting firm the matters discussed in this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota Corporation)

/s/BENJAMIN G.S. FOWKE III
Benjamin G.S. Fowke III
Vice President and Chief Financial Officer

December 5, 2007